EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 2, 2019, in the Registration Statement (Form S-1) and related Prospectus of Cabaletta Bio, Inc. dated September 30, 2019.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

September 30, 2019